SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 1997

                              Travelers Group Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      1-9924                 52-1568099
         --------                      ------                 ----------
      (State or other               (Commission             (IRS Employer
      jurisdiction of               File Number)          Identification No.)
      incorporation)

                 388 Greenwich Street, New York, New York      10013
--------------------------------------------------------------------------------
                 (Address of principal executive offices)    (Zip Code)

                                 (212) 816-8000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5. Other Events
--------------------

Results of Operations

      Travelers Group Inc. (the "Company") had operating earnings for the quarter ended September 30, 1997 of $740.8 million, up 29% from $576.1 million in the 1996 period. Operating earnings per share were a record $1.12 versus $0.86, up 30% on average common shares and share equivalents of 647.0 million and 639.0 million in the respective quarterly periods. This reflects last year's two stock splits, as well as the Company's repurchase of approximately 17 million shares over the past twelve months, principally for employee benefit plans. During 1997, the Company has issued $1.0 billion of preferred stock, further strengthening its capital base.

      Net income was $822.8 million, or $1.24 on a primary per share basis, which includes investment portfolio gains of $82.0 million, or $0.12 per share. This compares with net income in the 1996 period of $591.8 million, or $0.88 on a primary per share basis, which included portfolio losses of $15.0 million, as well as a $30.7 million after-tax gain related to a contingency payment from the 1995 sale of The MetraHealth Companies. Revenues for the quarter were $6.48 billion, up 15% over $5.62 billion in the 1996 period.

Nine Months Results
-------------------

      For the nine-month period ended September 30, 1997, operating earnings were a record $2.03 billion, up 25% over $1.62 billion in the 1996 period. Operating earnings per share of $3.05, on a primary basis, were 26% above $2.43 per share in the 1996 nine-month period.

      Net income for the period reached $2.13 billion, or $3.20 on a primary per share basis, which includes portfolio gains of $96.6 million. This compares with net income in the 1996 period of $1.69 billion, or $2.53 per share, which included $33.2 million in portfolio losses, gains of $388.9 million from sales of stock of subsidiaries and affiliates, non-recurring special charges of $320.6 million related to the acquisition of Aetna's property and casualty insurance operations in April 1996, as well as the aforementioned MetraHealth gain of $30.7 million. Revenues were $18.4 billion, up 18% from $15.6 billion.

INVESTMENT SERVICES
-------------------
SMITH BARNEY OPERATING EARNINGS:
      $302.5 MILLION, UP 45% FROM $208.7 MILLION IN 1996 PERIOD

      Smith Barney achieved record earnings, reflecting strength in commission revenues, asset management and investment banking. The firm's 39.3% return on equity continues to be one of the highest in the securities industry. Pre-tax profit margins increased to 26.9%, up from 22.7% in the 1996 period.

      Total revenues, net of interest expense, reached a record $1.89 billion, up 26%. Commission revenues also reached a new high at $676.8 million, versus the prior year's $498.0 million, reflecting strong increases in listed and over-the-counter securities, as well as mutual fund commissions. Annualized retail gross production per Financial Consultant rose 28% to a record $428,000, compared with $334,000 in the prior year period. The firm currently has a sales force of approximately 10,300 Financial Consultants working from 434 domestic retail offices.

      Asset management and administration fees rose 26% to a record $433.0 million, reflecting growth in all recurring fee-based products, including a 40% increase in managed accounts, 31% in Consulting Group revenues, and 15% in money market and mutual fund revenues. Total fee-based assets under management were a record $188.1 billion, which includes a record $129.7 billion in internally managed assets, up 28% and 23%, respectively, compared with the 1996 period.

      Investment banking revenues reached a record $363.8 million, a 26% increase, primarily reflecting revenue increases in unit trust, high grade debt and public finance underwriting.

      Principal transaction revenues totaled $252.0 million, a 4% improvement over the prior year's quarter, with an increase in taxable fixed income trading partially offset by a decline in municipal trading. Net interest income was a record $130.5 million, up 23%.

      Total expenses, excluding interest, increased 19% to $1.4 billion, primarily the result of higher production-related compensation expense. The firm continues to focus on controlling fixed expenses, and maintains one of the industry's lowest ratios of non-compensation expense to net revenues, which declined to 18.5% from 21.3% in the 1996 quarter. The firm's ratio of compensation and benefit expense decreased to 54.6% of revenues from 56.0% in the prior year period.

CONSUMER FINANCE
----------------
CONSUMER FINANCE OPERATING EARNINGS:
      $65.4 MILLION, UP 21% FROM $54.1 MILLION IN 1996 PERIOD

      The Company's consumer finance business year-over-year increase in earnings reflects strong receivables growth in all major products, which resulted from investments made over the last year in marketing, training and systems enhancements. Net receivables reached a record $10.7 billion versus $7.7 billion a year ago. This increase reflects strong internal growth as well as the July acquisition of Security Pacific Financial Services which contributed approximately $1.2 billion in receivables.

      Net receivables increased $1.6 billion, or 18%, from the end of the second quarter, which included the addition of receivables from Security Pacific as well as internal growth driven primarily by real estate loans generated in Commercial Credit Company's branch network and through the sales efforts of Primerica Financial Services ("PFS") representatives. Also, Travelers Bank credit card outstandings were a record $1.16 billion.

      The Security Pacific merger, completed on July 31, did not have a material impact on earnings during the third quarter, but is expected to be accretive beginning in the final quarter of 1997. Integration of the new unit has proceeded rapidly, with the conversion to Commercial Credit's proprietary systems, and the closing of approximately 100 of Security Pacific's original 297 branch offices. As of September 30, 1997, Commercial Credit's branches totaled 1,057, making it the third largest domestic branch network in the consumer finance industry.

      The average yield, at 14.57%, was lower than the 1996 quarter's yield of 15.17%, mainly because of a shift in the portfolio mix toward lower-risk / lower-margin real estate loans.

      Delinquencies in excess of 60 days were 2.17% as of September 30, 1997, compared to 2.14% at June 30, 1997, and 2.31% at the end of the prior year period. The charge-off rate of 2.50% was down from 2.82% for the second quarter of 1997, and 2.91% for the 1996 third quarter. Loan losses reflect a short-term benefit related to the Security Pacific acquisition, largely from the transition of that portfolio to Commercial Credit's charge-off policies. The acquisition also helped to increase the company's reserves as a percentage of net receivables to 3.05%, up from 2.91% in the 1997 second quarter and 2.92% in the 1996 third quarter.

LIFE INSURANCE
--------------
TRAVELERS LIFE AND ANNUITY OPERATING EARNINGS:
      $106.5 MILLION, UP 17% FROM $91.4 MILLION IN 1996 PERIOD

      Higher earnings at Travelers Life and Annuity were largely driven by strong investment income as well as by growth in annuity account balances and long term care insurance. Positive earnings momentum attributable to strong sales growth of less capital-intensive products -- including variable life insurance and annuities -- continues to be partially offset by a gradual decline in the amount of higher margin business written many years ago.

      In deferred annuities, significant sales through The Copeland Companies, Smith Barney Financial Consultants, and a nationwide network of independent agents, combined with favorable market returns from variable annuities, drove account balances to $15.6 billion at September 30, 1997, up $3.0 billion from a year ago. Strong quarterly sales results are reflected in the 20% increase in net written premiums and deposits, which totaled $574.3 million versus $477.7 million.

      Payout and group annuity account balances and benefit reserves reached $11.7 billion at September 30, 1997, up $424.3 million from a year ago, primarily as a result of new guaranteed investment contract sales. Net written premiums and deposits (excluding those of affiliates) were $350.5 million, up 14% from $308.8 million.

      For individual life insurance, direct premiums and deposits (excluding single premium policies) were $71.6 million, marginally ahead of $70.8 million in the prior year period. Life insurance in force was $50.9 billion at September 30, 1997, up from $50.0 billion a year ago.

      Net written premiums for the growing long term care insurance line increased to $43.7 million, up 27%.

PRIMERICA FINANCIAL SERVICES OPERATING EARNINGS:
      $84.7 MILLION, UP 25% FROM $67.7 MILLION IN 1996 PERIOD

      The record performance for PFS principally reflects healthy sales of mutual funds and variable annuities, continued strength in life insurance in force, as well as favorable mortality experience and disciplined expense management. The company's total production and cross-selling initiatives continued to benefit from increased application of the FINANCIAL NEEDS ANALYSIS -- a diagnostic tool that increases the company's ability to address PFS client needs. More than 152,000 FNAs were submitted during the quarter, representing a 330% increase over the prior year period.

      Life insurance in force reached a record $368.1 billion, up from $357.2 billion at September 30, 1996, continuing to reflect good policy persistency and stable sales levels. New term life insurance sales were $13.1 billion, up from $12.6 billion in the prior year period.

      Sales of mutual funds increased to $635.9 million (at net asset value), up 14%. One-third of U.S. mutual fund sales were from Smith Barney products, predominantly the CONCERT SERIES, which PFS introduced to its market last year. PFS representatives sold more than $168.6 million (at net asset value) of Smith Barney mutual funds in the period. In addition, sales of variable annuity products continued to grow, reaching $100.6 million, up from $24.2 million in the 1996 third quarter.

      Net receivables from second-mortgage ($.M.A.R.T.(SM)) loans and personal ($.A.F.E.(SM)) loans also continued to advance to $2.1 billion, up 48%. Both products are underwritten by Commercial Credit and distributed exclusively through the PFS sales force.

      The TRAVELERS SECURE(R) property casualty insurance product -- issued through The Travelers Indemnity Company -- continues to experience healthy growth in applications and policies. As of September 30, 1997, it had been rolled out in 37 states, and the number of policies issued during the third quarter grew to 25,941, compared to 10,516 in the prior year period. TRAVELERS SECURE(R) is sold through nearly 8,800 PFS agents licensed to sell the product.

PROPERTY AND CASUALTY INSURANCE
-------------------------------
(Travelers Property Casualty Corp. is 83.4% owned by Travelers Group.)

PROPERTY CASUALTY OPERATING EARNINGS:
      $290.0 MILLION FOR QUARTER, BEFORE MINORITY INTEREST

TRAVELERS GROUP'S SHARE:
      $242.0 MILLION, UP 20% FROM $201.8 MILLION IN 1996 PERIOD

      Quarterly results for Travelers Property Casualty Corp. were strong, with net investment income and the absence of catastrophe losses as significant contributors to earnings growth. Operating earnings reflect financing and other corporate costs of $29.3 million, and were further reduced by minority interest of $48.0 million.

COMMERCIAL LINES OPERATING EARNINGS (before minority interest):
      $223.9 MILLION, UP 10% FROM $203.4 MILLION IN 1996 PERIOD

      Performance improvement in this segment reflects strong net investment income. Retention remained strong, while production levels decreased slightly.

      The company continues to maintain its disciplined underwriting policy to generate profitable business in this highly competitive marketplace while focusing on the retention of existing business. There were no catastrophe losses in the period, versus $16.2 million after taxes and reinsurance in the prior year quarter.

      The statutory combined ratio was 109.2%, compared with 109.0% in the 1996 third quarter. Total net written premiums were $1.176 billion, versus $1.217 billion.

PERSONAL LINES OPERATING EARNINGS (before minority interest):
      $95.4 MILLION, UP 35% FROM $70.9 MILLION IN 1996 PERIOD

      Strong operating earnings reflect the absence of catastrophe losses, and continued favorable prior year loss reserve development in the automobile line. In the 1996 period, catastrophe losses, after taxes and reinsurance, were $19.5 million.

      Personal lines performance reflects growth in target regions and growth from new business in affinity marketing, TRAVELERS SECURE(R) products sold through PFS, and joint marketing programs with other insurers. This was offset somewhat by higher sales and marketing expense, as well as conservative loss reserving associated with new books of business. Retention levels remained strong in both new and existing distribution channels.

      The statutory combined ratio was 93.0%, compared to 102.5% in the 1996 third quarter. Total net written premiums were $774.8 million versus $667.7 million.

CORPORATE AND OTHER
-------------------
OPERATING EXPENSE:
      ($60.3 MILLION) VERSUS ($47.6 MILLION) IN 1996 PERIOD

      Net corporate expenses increased over the prior year period. Corporate expenses as a percentage of operating earnings were lower than a year ago.

INVESTMENT PORTFOLIO
--------------------

      The Company's $59.7 billion investment portfolio consists primarily of fixed income investments with average quality ratings of A+/A1. The effective duration of the fixed income portfolio, including short-term fixed income investments, is 4.9 years.

                              --------------------

      The Company, which as of September 30, 1997 had assets of approximately $170 billion, is a diversified, integrated financial services company engaged in investment services, consumer finance and life and property casualty insurance services. Book value per share at quarter-end was $22.21 -- which includes unrealized gains in the investment portfolio of $930 million. Excluding the mark-to-market requirement for the investment portfolio, the book value for the period would have been $20.75 per share.

                      TRAVELERS GROUP - SUMMARY OF EARNINGS
          (In millions of dollars and shares, except per share amounts)

                                                  For the quarter ended    For the nine months ended
                                                      September 30,               September 30,
                                                 -----------------------   --------------------------
                                                    1997         1996         1997            1996
                                                 ----------   ----------   ----------      ----------
Revenues                                         $  6,475.5   $  5,622.3   $ 18,376.6      $ 15,563.1
                                                 ==========   ==========   ==========      ==========

Income after tax and minority interest:
--------------------------------------

   Operating earnings                            $    740.8   $    576.1   $  2,031.2      $  1,621.9
                                                 ----------   ----------   ----------      ----------

   Portfolio gains (losses)                            82.0        (15.0)        96.6           (33.2)

   Gain on sale of subsidiaries and affiliates         --           30.7         --             419.6

   Increase in insurance reserves and other
      adjustments resulting from the
      acquisition of Aetna P&C                         --           --           --            (320.6)
                                                 ----------   ----------   ----------      ----------

   Net income                                         822.8        591.8      2,127.8         1,687.7
                                                 ----------   ----------   ----------      ----------

   Preferred dividends                                (17.4)       (27.2)       (58.9)          (74.0)
                                                 ----------   ----------   ----------      ----------

   Income applicable to common stock             $    805.4   $    564.6   $  2,068.9      $  1,613.7
                                                 ==========   ==========   ==========      ==========

Earnings per share:
------------------

   Operating earnings                            $     1.12   $     0.86   $     3.05      $     2.43

   Portfolio gains (losses)                            0.12        (0.02)        0.15           (0.06)

   Gain on sale of subsidiaries and affiliates         --           0.04         --              0.66

   Increase in insurance reserves and other
      adjustments resulting from the
      acquisition of Aetna P&C                         --           --           --             (0.50)
                                                 ----------   ----------   ----------      ----------

   Net income                                    $     1.24   $     0.88   $     3.20      $     2.53
                                                 ==========   ==========   ==========      ==========

Total average common
   and equivalent shares                              647.0        639.0        646.6           637.2
                                                 ==========   ==========   ==========      ==========

Common shares issued and
   outstanding at period end                          639.9        639.6        639.9           639.6
                                                 ==========   ==========   ==========      ==========

=====================================================================================================

Proforma earnings per share under FAS 128 to be adopted December 31, 1997:

        Operating earnings
              Basic                              $     1.18   $     0.90   $     3.22      $     2.53
                                                 ----------   ----------   ----------      ----------
              Diluted                            $     1.11   $     0.86   $     3.04      $     2.42
                                                 ----------   ----------   ----------      ----------

        Net income
              Basic                              $     1.31   $     0.92   $     3.38      $     2.64
                                                 ----------   ----------   ----------      ----------
              Diluted                            $     1.24   $     0.88   $     3.19      $     2.53
                                                 ----------   ----------   ----------      ----------

=====================================================================================================

                       TRAVELERS GROUP - SEGMENT REVENUES
                            (In millions of dollars)

                                          For the quarter ended    For the nine months ended
                                              September 30,             September 30,
                                          ----------------------  --------------------------
                                            1997         1996       1997             1996
                                          ---------    ---------  ---------        ---------
REVENUES

Investment Services
-------------------
 Smith Barney                             $ 2,388.9    $ 1,888.9  $ 6,593.1        $ 5,816.3
                                          ---------    ---------  ---------        ---------

Consumer Finance Services                     448.1        351.1    1,204.8          1,046.8
-------------------------
                                          ---------    ---------  ---------        ---------

Life Insurance Services
-----------------------
 Travelers Life and Annuity                   716.0        573.0    1,999.6          1,698.6
 Primerica Financial Services                 384.2        349.3    1,134.8          1,058.3
                                          ---------    ---------  ---------        ---------
   Total Life Insurance Services            1,100.2        922.3    3,134.4          2,756.9
                                          ---------    ---------  ---------        ---------

Property and Casualty Insurance Services
----------------------------------------
 Commercial Lines                           1,651.1      1,668.9    4,887.5          3,919.4
 Personal Lines                               852.7        780.5    2,472.6          1,903.4
 Other                                          2.9          2.1        8.8              9.3
                                          ---------    ---------  ---------        ---------
   Total P&C Insurance Services             2,506.7      2,451.5    7,368.9          5,832.1
                                          ---------    ---------  ---------        ---------

Corporate and Other                            31.6          8.5       75.4            111.0
-------------------                       ---------    ---------  ---------        ---------

 Total revenues                           $ 6,475.5    $ 5,622.3  $18,376.6        $15,563.1
                                          =========    =========  =========        =========

Note: Financial data for Travelers Casualty and Surety Company (formerly The Aetna Casualty and Surety Company) and The Standard Fire Insurance Company (collectively, Aetna P&C) is included from the date of acquisition (April 2, 1996).

                  TRAVELERS GROUP - SEGMENT OPERATING EARNINGS
                            (In millions of dollars)

                                          For the quarter ended   For the nine months ended
                                              September 30,              September 30,
                                          ---------------------   -------------------------
                                            1997         1996       1997             1996
                                          --------     --------   --------         --------
OPERATING EARNINGS

Investment Services
-------------------
   Smith Barney                           $  302.5     $  208.7   $  773.8         $  662.4
                                          --------     --------   --------         --------

Consumer Finance Services                     65.4         54.1      166.8            170.1
-------------------------                 --------     --------   --------         --------

Life Insurance Services
-----------------------
   Travelers Life and Annuity                106.5         91.4      312.5            263.7
   Primerica Financial Services               84.7         67.7      244.8            199.0
                                          --------     --------   --------         --------
        Total Life Insurance Services        191.2        159.1      557.3            462.7
                                          --------     --------   --------         --------

Property and Casualty Insurance Services
----------------------------------------
   Commercial Lines                          223.9        203.4      626.7            454.4
   Personal Lines                             95.4         70.9      304.2            157.7
                                          --------     --------   --------         --------
                                             319.3        274.3      930.9            612.1
   Financing costs and other                 (29.3)       (28.2)     (92.6)           (58.2)
   Minority interest                         (48.0)       (44.3)    (146.4)           (76.9)
                                          --------     --------   --------         --------
        Total P&C Insurance Services         242.0        201.8      691.9            477.0
                                          --------     --------   --------         --------

   Total business income                     801.1        623.7    2,189.8          1,772.2
                                          --------     --------   --------         --------

Corporate and Other                          (60.3)       (47.6)    (158.6)          (150.3)
-------------------                       --------     --------   --------         --------

   Total operating earnings               $  740.8     $  576.1   $2,031.2         $1,621.9
                                          ========     ========   ========         ========

Note: Financial data for Travelers Casualty and Surety Company (formerly The Aetna Casualty and Surety Company) and The Standard Fire Insurance Company (collectively, Aetna P&C) is included from the date of acquisition (April 2, 1996).

                          INVESTMENT SERVICES -- Page 1
                            (In millions of dollars)

                                                    As of, or for the quarter  As of, or for the nine months
                                                        ended September 30,         ended September 30,
                                                    -------------------------  -----------------------------
                                                      1997           1996        1997               1996
                                                    ---------      ---------   ---------         ---------
SMITH BARNEY

Revenues:
   Commissions                                      $   676.8      $   498.0   $ 1,860.0         $ 1,680.0
   Asset management and administration fees             433.0          342.3     1,194.6             990.7
   Investment banking                                   363.8          288.5       881.8             864.1
   Principal transactions                               252.0          243.0       766.0             785.7
   Other income                                          36.5           29.4       103.6             100.2
                                                    ---------      ---------   ---------         ---------
        Total revenues before interest                1,762.1        1,401.2     4,806.0           4,420.7
                                                    ---------      ---------   ---------         ---------
    Interest and dividends                              626.8          487.7     1,787.1           1,395.6
    Interest expense                                    496.3          381.7     1,422.4           1,094.2
                                                    ---------      ---------   ---------         ---------
        Net interest revenue                            130.5          106.0       364.7             301.4
                                                    ---------      ---------   ---------         ---------
      Total revenues, net of interest expense         1,892.6        1,507.2     5,170.7           4,722.1
                                                    ---------      ---------   ---------         ---------
Expenses:
   Compensation and benefits                          1,033.4          844.0     2,845.8           2,654.8
   Communications                                        75.0           76.6       220.3             224.9
   Occupancy and equipment                               66.6           65.5       195.4             195.2
   Other expenses                                       209.3          178.9       608.8             561.1
                                                    ---------      ---------   ---------         ---------
      Total expenses                                  1,384.3        1,165.0     3,870.3           3,636.0
                                                    ---------      ---------   ---------         ---------
Income before income taxes                              508.3          342.2     1,300.4           1,086.1
Provision for income taxes                              205.8          133.5       526.6             423.7
                                                    ---------      ---------   ---------         ---------
After-tax earnings                                  $   302.5      $   208.7   $   773.8         $   662.4
                                                    =========      =========   =========         =========

Total assets (in billions)                          $    61.9      $    46.0   $    61.9         $    46.0
Total equity (in billions)                          $     3.2      $     2.6   $     3.2         $     2.6
Total regulatory capital (in billions) (1)          $     3.7      $     3.3   $     3.7         $     3.3
Return on equity                                         39.3%          32.2%       35.0%             34.9%
Pre-tax profit margin                                    26.9%          22.7%       25.1%             23.0%
Non-compensation expenses as a percent
   of net revenue                                        18.5%          21.3%       19.8%             20.8%

Retail Brokerage
----------------
   Registered Financial Consultants                    10,288         10,430      10,288            10,430
   Annualized retail gross production per FC (000)  $     428      $     334   $     393         $     355
   Domestic retail offices                                434            450         434               450

Asset Management
----------------
Assets under fee-based management (in billions):
   Money market funds                               $    44.9      $    38.5   $    44.9         $    38.5
   Mutual funds                                          39.8           33.8        39.8              33.8
   Managed accounts                                      33.9           25.9        33.9              25.9
   Financial consultant managed assets                   11.1            7.2        11.1               7.2
                                                    ---------      ---------   ---------         ---------
       Total internally managed assets                  129.7          105.4       129.7             105.4
   Consulting Group externally managed assets            58.4           41.3        58.4              41.3
                                                    ---------      ---------   ---------         ---------
        Total fee-based assets under management     $   188.1      $   146.7   $   188.1         $   146.7
                                                    =========      =========   =========         =========

Consolidated Travelers Group
Assets Under Management (in billions)
-------------------------------------
   Smith Barney                                     $   129.7      $   105.4   $   129.7         $   105.4
   Travelers Life and Annuity (2)                        22.9           21.4        22.9              21.4
                                                    ---------      ---------   ---------         ---------
      Total assets managed for third parties        $   152.6      $   126.8   $   152.6         $   126.8
                                                    =========      =========   =========         =========

(1) Represents total regulatory capital of broker/dealer subsidiary, Smith Barney Inc.
(2)   Part of the Life Insurance Services segment.

                            CONSUMER FINANCE SERVICES
                            (In millions of dollars)

                                                   As of, or for the quarter     As of, or for the nine months
                                                      ended September 30,             ended September 30,
                                                   --------------------------    -----------------------------
                                                       1997           1996          1997              1996
                                                   -----------    -----------    -----------      -----------
REVENUES                                           $     448.1    $     351.1    $   1,204.8      $   1,046.8

OPERATING EARNINGS                                 $      65.4    $      54.1    $     166.8      $     170.1

Net receivables:
 Real estate-secured loans (1)                     $   4,911.6    $   3,306.7    $   4,911.6      $   3,306.7
 Personal loans (2)                                    3,817.7        3,120.7        3,817.7          3,120.7
 Credit cards                                          1,163.3          832.2        1,163.3            832.2
 Sales finance and other                                 759.8          478.7          759.8            478.7
                                                   -----------    -----------    -----------      -----------
  Consumer finance receivables,
  net of unearned finance charges                     10,652.4        7,738.3       10,652.4          7,738.3
 Accrued interest receivable                              74.0           46.6           74.0             46.6
 Allowance for credit losses                            (325.1)        (225.7)        (325.1)          (225.7)
                                                   -----------    -----------    -----------      -----------
  Consumer finance receivables, net                $  10,401.3    $   7,559.2    $  10,401.3      $   7,559.2
                                                   ===========    ===========    ===========      ===========

Number of branches                                       1,057            862          1,057              862

Number of credit card accounts                         905,600        765,800        905,600          765,800

Average yield                                            14.57%         15.17%         14.55%           15.33%
Average net interest margin                               8.13%          8.59%          8.08%            8.72%
Charge-off rate                                           2.50%          2.91%          2.74%            2.90%
60+ days past due as % of receivables                     2.17%          2.31%          2.17%            2.31%
Reserves as % of net receivables                          3.05%          2.92%          3.05%            2.92%

Finance insurance premiums earned                  $      43.9    $      39.3    $     129.0      $     114.6

(1) Includes fully secured $.M.A.R.T. receivables  $   1,689.1    $   1,029.5    $   1,689.1      $   1,029.5
(2) Includes $.A.F.E. and partially secured
    $.M.A.R.T. receivables                         $     381.8    $     374.3    $     381.8      $     374.3

                        LIFE INSURANCE SERVICES -- Page 1
                            (In millions of dollars)

                               As of, or for the quarter  As of, or for the nine months
                                  ended September 30,          ended September 30,
                               -------------------------  -----------------------------
                                 1997            1996       1997                1996
                               --------        --------   --------            --------
REVENUES                       $1,100.2        $  922.3   $3,134.4            $2,756.9

OPERATING EARNINGS
 Travelers Life and Annuity    $  106.5        $   91.4   $  312.5            $  263.7
 Primerica Financial Services      84.7            67.7      244.8               199.0
                               --------        --------   --------            --------
  Total                        $  191.2        $  159.1   $  557.3            $  462.7
                               ========        ========   ========            ========

                        LIFE INSURANCE SERVICES -- Page 2
                            (In millions of dollars)

                                                      As of, or for the quarter  As of, or for the nine months
                                                          ended September 30,         ended September 30,
                                                      -------------------------  -----------------------------
                                                         1997           1996       1997                1996
                                                      ---------       ---------  ---------           ---------
TRAVELERS LIFE AND ANNUITY

REVENUES                                              $   716.0       $   573.0  $ 1,999.6           $ 1,698.6

OPERATING EARNINGS                                    $   106.5       $    91.4  $   312.5           $   263.7

Deferred annuities:
-------------------
   Number of annuities in force (000):
      Fixed                                               411.8           399.7      411.8               399.7
      Variable                                            326.7           256.0      326.7               256.0
                                                      ---------       ---------  ---------           ---------
         Total                                            738.5           655.7      738.5               655.7
                                                      =========       =========  =========           =========
   Number of annuities issued (000):
      Fixed                                                 5.2             6.0       23.2                19.2
      Variable                                             24.4            19.5       69.3                59.1
                                                      ---------       ---------  ---------           ---------
         Total                                             29.6            25.5       92.5                78.3
                                                      =========       =========  =========           =========

   Net written premiums & deposits:
      Fixed                                           $   142.4       $   155.2  $   528.2           $   474.7
      Variable                                            431.9           322.5    1,247.6             1,000.2
                                                      ---------       ---------  ---------           ---------
         Total                                        $   574.3       $   477.7  $ 1,775.8           $ 1,474.9
                                                      =========       =========  =========           =========

   Policyholder account balances & benefit
     reserves (1):
      Fixed                                           $ 7,310.8       $ 7,232.2  $ 7,310.8           $ 7,232.2
      Variable                                          8,307.9         5,406.2    8,307.9             5,406.2
                                                      ---------       ---------  ---------           ---------
         Total                                        $15,618.7       $12,638.4  $15,618.7           $12,638.4
                                                      =========       =========  =========           =========

Payout annuities:
-----------------
   Net written premiums & deposits                    $    49.0       $    32.3  $   171.9           $    99.7
   Policyholder account balances & benefit
         reserves                                     $ 4,429.7       $ 4,397.4  $ 4,429.7           $ 4,397.4

GIC and other annuities:
------------------------
   Net written premiums & deposits (2)                $   301.5       $   276.5  $ 1,457.7           $   898.0
   Policyholder account balances & benefit
         reserves (1),(3)                             $ 7,238.9       $ 6,846.9  $ 7,238.9           $ 6,846.9

Individual life insurance:
--------------------------
   Life insurance in force (in billions, face amt.):
      Term                                            $    29.7       $    29.4  $    29.7           $    29.4
      Permanent (universal & whole life)                   21.2            20.6       21.2                20.6
                                                      ---------       ---------  ---------           ---------
         Total                                        $    50.9       $    50.0  $    50.9           $    50.0
                                                      =========       =========  =========           =========

   Number of life policies in force (000)                 530.1           549.8      530.1               549.8
   Life insurance issued (in billions, face amt.)     $     1.5       $     1.7  $     4.5           $     4.9
   Number of life policies issued (000)                     5.2             6.6       16.3                19.6
   Direct periodic premiums and deposits              $    71.6       $    70.8  $   211.3           $   210.5
   Policyholder account balances & benefit
     reserves                                         $ 2,257.3       $ 2,146.7  $ 2,257.3           $ 2,146.7

Long term care:
---------------
   Number of policies in force (000)                       96.2            70.8       96.2                70.8
   Net written premiums                               $    43.7       $    34.4  $   129.5           $    92.9

Other individual accident and health:
-------------------------------------
   Net written premiums (4)                           $     3.8       $     5.4  $    11.9           $    29.3

All businesses:
---------------
   Net investment income                              $   463.2       $   442.9  $ 1,363.0           $ 1,279.4
   Interest credited to contractholders               $   209.6       $   205.1  $   611.8           $   622.3

(1)   Includes general account, separate accounts and managed funds.
(2) Excludes deposits of $182 and $351 in the 1997 third quarter and nine month period, respectively, and $60 for the 1996 third quarter and nine month period, related to the transfer-in-house of old Travelers pension fund assets previously managed externally.
(3) Includes $2,026.5 and $1,763.5 in guaranteed investment contracts at September 30, 1997 and 1996, respectively.
(4) Includes $9.5 million for the 1996 nine month period in premiums related to the business transferred to Travelers Property Casualty Corp.

                        LIFE INSURANCE SERVICES -- Page 3
                            (In millions of dollars)

                                                   As of, or for the quarter     As of, or for the nine months
                                                      ended September 30,              ended September 30,
                                                   -------------------------     -----------------------------
                                                     1997             1996         1997                  1996
                                                   --------         --------     --------              --------
PRIMERICA FINANCIAL SERVICES

REVENUES                                           $  384.2         $  349.3     $1,134.8              $1,058.3

OPERATING EARNINGS                                 $   84.7         $   67.7     $  244.8              $  199.0


Face value (in billions) of:
   Life insurance issued                           $   13.1         $   12.6     $   39.2              $   38.9
   Life insurance in force                         $  368.1         $  357.2     $  368.1              $  357.2

Number of life policies issued (000)                   56.7             59.0        173.8                 186.4
Number of life policies in force (000)              2,149.7          2,137.3      2,149.7               2,137.3

Annualized issued premiums                         $   44.5         $   43.6     $  133.5              $  135.4
Direct premiums                                    $  304.4         $  298.0     $  907.9              $  891.1
Earned premiums:
   PFS individual term life                        $  242.3         $  237.6     $  727.0              $  715.5
   Other                                               14.9             17.3         48.5                  54.2
                                                   --------         --------     --------              --------
      Total                                        $  257.2         $  254.9     $  775.5              $  769.7
                                                   ========         ========     ========              ========

Mutual fund sales at NAV (1)                       $  635.9         $  557.3     $2,027.3              $1,760.9

Net new cash on $.M.A.R.T. and $.A.F.E. loans (2)  $  315.5         $  193.0     $  943.1              $  490.4

(1) Includes mutual fund sales in Canada of $121.5 million and $90.6 million during the 1997 and 1996 quarters and $458.5 million and $308.0 million during the 1997 and 1996 nine months, respectively.
(2) These loans are marketed by PFS; the receivables are reflected in the assets of Consumer Finance Services.

                PROPERTY & CASUALTY INSURANCE SERVICES -- Page 1
                            (In millions of dollars)

                                                     As of, or for the quarter  As of, or for the nine months
                                                        ended September 30,          ended September 30,
                                                     -------------------------  -----------------------------
                                                       1997            1996        1997                1996
                                                     --------        --------    --------            --------
TOTAL P&C INSURANCE

REVENUES
   Commercial Lines                                  $1,651.1        $1,668.9    $4,887.5            $3,919.4
   Personal Lines                                       852.7           780.5     2,472.6             1,903.4
   Other                                                  2.9             2.1         8.8                 9.3
                                                     --------        --------    --------            --------
      Total                                          $2,506.7        $2,451.5    $7,368.9            $5,832.1
                                                     ========        ========    ========            ========

OPERATING EARNINGS
   Commercial Lines                                  $  223.9        $  203.4    $  626.7            $  454.4
   Personal Lines                                        95.4            70.9       304.2               157.7
                                                     --------        --------    --------            --------
                                                        319.3           274.3       930.9               612.1
   Financing costs and other                            (29.3)          (28.2)      (92.6)              (58.2)
   Minority interest                                    (48.0)          (44.3)     (146.4)              (76.9)
                                                     --------        --------    --------            --------
      Total                                          $  242.0        $  201.8    $  691.9            $  477.0
                                                     ========        ========    ========            ========

GAAP Consolidated Statement of Operations
-----------------------------------------
Revenues:
   Premiums                                          $1,806.0        $1,817.3    $5,417.7            $4,321.8
   Net investment income                                527.6           493.2     1,532.6             1,162.3
   Fee income                                            90.4           100.6       278.8               294.3
   Realized investment gains (losses)                    56.7             1.4        58.0               (24.1)
   Other revenues                                        23.1            36.9        73.0                68.5
                                                     --------        --------    --------            --------
      Total revenues                                  2,503.8         2,449.4     7,360.1             5,822.8
                                                     --------        --------    --------            --------
Claims and expenses:
   Claims and claim adjustment expenses*              1,344.8         1,430.6     4,076.3             3,953.8
   Policyholder dividends                                17.6            10.9        34.3                23.1
   Amortization of deferred acquisition costs           286.0           278.5       848.3               648.5
   General and administrative expenses                  343.3           333.9     1,009.2               963.4
                                                     --------        --------    --------            --------
      Total expenses                                  1,991.7         2,053.9     5,968.1             5,588.8
                                                     --------        --------    --------            --------
Income before federal income taxes                      512.1           395.5     1,392.0               234.0
Federal income taxes                                    156.0           120.3       423.5                28.4
                                                     --------        --------    --------            --------
Net income from property casualty operations            356.1           275.2       968.5               205.6
Financing costs and other                               (29.3)          (28.2)      (92.6)              (58.5)
                                                     --------        --------    --------            --------
      Total net income**                             $  326.8        $  247.0    $  875.9            $  147.1
                                                     ========        ========    ========            ========

*  Includes pre-tax:
      Catastrophe losses, net of reinsurance         $   --          $   54.9    $   14.8            $  114.0
** Includes, net of taxes:
      Net investment income                          $  369.5        $  343.0    $1,071.0            $  818.4
      Realized investment gains (losses)             $   36.8        $    0.9    $   37.6            $  (15.8)
      Net charges related to the acquisition and
      integration of Aetna P&C                       $   --          $   --      $   --              $ (391.0)

Statutory combined ratio (1):
-----------------------------
Loss and loss adjustment expense ratio                   71.8%           75.7%       72.7%               89.4%
Other underwriting expense ratio                         30.8%           31.0%       29.6%               31.2%
                                                     --------        --------    --------            --------
   Combined ratio                                       102.6%          106.7%      102.3%              120.6%
                                                     ========        ========    ========            ========

Statutory combined ratio, excluding net charges
related to the acquisition and integration of Aetna
 P&C (1):
 -------
Loss and loss adjustment expense ratio                   71.8%           75.7%       72.7%               77.1%
Other underwriting expense ratio                         30.8%           31.0%       29.6%               29.9%
                                                     --------        --------    --------            --------
   Combined ratio                                       102.6%          106.7%      102.3%              107.0%
                                                     ========        ========    ========            ========

(1) Before policyholder dividends, which are immaterial.

Note: Except where otherwise noted, financial data for Travelers Casualty and Surety Company (formerly The Aetna Casualty and Surety Company) and The Standard Fire Insurance Company (collectively, Aetna P&C) is included from the date of acquisition (April 2, 1996).

Certain reclassifications have been made to prior year financial information to conform to the current year's presentation.

                PROPERTY & CASUALTY INSURANCE SERVICES -- Page 2
                            (In millions of dollars)

                                                 As of, or for the quarter  As of, or for the nine months
                                                    ended September 30,          ended September 30,
                                                 -------------------------  -----------------------------
                                                   1997           1996        1997               1996
                                                 --------       --------    --------           --------
COMMERCIAL LINES

Net written premiums by market (1):
-----------------------------------
National accounts                                $  151.1       $  240.6    $  522.4           $  527.1
Commercial accounts                                 502.3          450.6     1,515.8            1,032.7
Select accounts                                     353.9          345.3     1,087.2              854.8
Specialty accounts                                  169.1          180.0       530.1              453.3
                                                 --------       --------    --------           --------
   Total net written premiums                    $1,176.4       $1,216.5    $3,655.5           $2,867.9
                                                 ========       ========    ========           ========

Statutory combined ratio (2):
-----------------------------
Loss and loss adjustment expense ratio               77.3%          76.8%       79.0%              99.2%
Other underwriting expense ratio                     31.9%          32.2%       30.3%              32.7%
                                                 --------       --------    --------           --------
   Combined ratio                                   109.2%         109.0%      109.3%             131.9%
                                                 ========       ========    ========           ========

Statutory combined ratio, excluding net charges
related to the acquisition and integration of
 Aetna P&C (2):
 -------------
Loss and loss adjustment expense ratio               77.3%          76.8%       79.0%              79.4%
Other underwriting expense ratio                     31.9%          32.2%       30.3%              30.5%
                                                 --------       --------    --------           --------
   Combined ratio                                   109.2%         109.0%      109.3%             109.9%
                                                 ========       ========    ========           ========

Catastrophe losses, net of reinsurance
 (after-tax)                                     $   --         $   16.2    $    5.1           $   22.6

PERSONAL LINES

Net written premiums by product line:
-------------------------------------
Auto                                             $  490.9       $  456.1    $1,446.8           $1,192.7
Homeowners and other                                283.9          211.6       847.8              492.0
                                                 --------       --------    --------           --------
   Total net written premiums                    $  774.8       $  667.7    $2,294.6           $1,684.7
                                                 ========       ========    ========           ========

Statutory combined ratio:
-------------------------
Loss and loss adjustment expense ratio               63.9%          73.9%       63.3%              73.3%
Other underwriting expense ratio                     29.1%          28.6%       28.6%              28.8%
                                                 --------       --------    --------           --------
   Combined ratio                                    93.0%         102.5%       91.9%             102.1%
                                                 ========       ========    ========           ========

Catastrophe losses, net of reinsurance
 (after-tax)                                     $   --         $   19.5    $    4.5           $   51.5

(1) The 1997 nine month net written premiums include an increase of $142.4 million due to a change to conform Aetna P&C's and Travelers P&C's methods of recording net written premiums in the 1997 first quarter. The 1996 nine month net written premiums include an adjustment associated with a reinsurance transaction, which reduced premiums by $89.0 million.

(2)   Before policyholder dividends, which are immaterial.

Note: Financial data for Travelers Casualty and Surety Company (formerly The Aetna Casualty and Surety Company) and The Standard Fire Insurance Company (collectively, Aetna P&C) is included from the date of acquisition (April 2, 1996).

Certain reclassifications have been made to prior year financial information to conform to the current year's presentation.

                               SELECTED OTHER DATA
                            (In millions of dollars)

                                                            At September 30,   At December 31,
                                                                1997               1996
                                                            ----------------  ---------------
INVESTMENT PORTFOLIO (at carrying value) (1)
--------------------------------------------
Fixed-income investments:
 Available for sale (at market value):
  Mortgage-backed securities - principally obligations
   of U.S. Government agencies                                  $ 9,040           $ 8,524
  U.S. Treasury securities and obligations of U.S.
   Government corporations and agencies                           3,571             3,848
  Corporates (including redeemable preferreds)                   27,029            25,028
  Obligations of states and political subdivisions                6,812             5,347
  Debt securities issued by foreign governments                   1,379             1,198
 Held to maturity (at amortized cost)                                43                53
                                                                -------           -------
  Total fixed-income investments                                 47,874            43,998
Equity securities (at market value)                               1,609             1,157
Mortgage loans and real estate held for sale                      4,153             4,507
Policy loans                                                      1,875             1,910
Short-term and other                                              4,159             5,173
                                                                -------           -------

  Total invested assets                                         $59,670           $56,745
                                                                =======           =======

After tax unrealized gains/(losses) on invested assets          $   930           $   469
                                                                =======           =======

DETAIL OF MORTGAGE LOANS & REAL ESTATE
--------------------------------------
Performing mortgages                                            $ 3,588           $ 3,721
Performing real estate (2)                                          581               728
                                                                -------           -------
   Total                                                        $ 4,169           $ 4,449
   Yield                                                           10.7%             10.2%

Underperforming mortgages                                       $    74           $    91
Underperforming real estate (2)                                      51               134
                                                                -------           -------
   Total                                                        $   125           $   225
   Yield                                                            5.5%              4.1%

Total (2)                                                       $ 4,294           $ 4,674
                                                                =======           =======
Yield                                                              10.5%              9.5%
                                                                =======           =======

Proceeds from sales (year to date)                              $   699           $   457
                                                                =======           =======

(1) Represents Travelers Group's consolidated investments, which primarily support the company's insurance operations but also include corporate investments and investments managed on behalf of Consumer Finance Services.
(2)   Includes real estate joint ventures.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRAVELERS GROUP INC.

Dated: October 20, 1997                           By /s/ William T. Bozarth
                                                    ----------------------------
                                                         William T. Bozarth
                                                         Vice President